UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2003

DaVita Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 792-2600

Item 5. Other Events and Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued on September 11, 2003 announcing the call for redemption of all of the Registrant’s outstanding 7% Convertible Subordinated Notes due 2009 and the authorization by the Registrant’s board of directors of the repurchase by the Registrant of $200 million of the Registrant’s common stock, which is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: September 11, 2003	/s/ PATRICK BRODERICK
Patrick Broderick Vice President, Secretary and General Counsel